Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FIRST QUARTER NET INCOME OF $33.7 MILLION ($0.78 PER DILUTED COMMON SHARE)

NORWICH, NY (April 24, 2023) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three months ended March 31, 2023.

Net income for the three months ended March 31, 2023 was $33.7 million, or $0.78 per diluted common share, compared to $39.1 million, or $0.90 per diluted share, for the three months ended March 31, 2022, and $36.1 million, or $0.84 per diluted share, in the fourth quarter of 2022.

◾
Excluding the impact of securities losses and acquisition expenses, the Company generated $0.88 per diluted share of earnings in the first quarter of 2023, compared to $0.86 per share in the fourth quarter of 2022 and $0.91 per share in the first quarter of 2022.

◾
Net interest income in the first quarter of 2023 increased 18% in comparison to the first quarter of 2022, primarily due to higher yields on earning assets due to increases in the Federal Reserve’s targeted Federal Funds rate as well as the new loan volume pricing, which was partially offset by the higher cost of interest-bearing liabilities. The first quarter of 2022 also included $2.0 million ($0.04 per diluted share) of income from the Paycheck Protection Program (“PPP”).

◾
The Company recorded a provision for loan losses of $3.9 million ($0.07 per diluted share) in the first quarter of 2023, compared to $0.6 million ($0.01 per diluted share) in the first quarter of 2022.

◾
First quarter card services income was approximately $4.0 million ($0.07 per diluted share) lower than last year’s first quarter driven by the impact of the statutory price cap provisions of the Durbin Amendment to the Dodd-Frank Act (“Durbin Amendment”) beginning in the third quarter of 2022.

◾	In the first quarter of 2023, the Company incurred a $5.0 million ($0.09 per diluted share) securities loss on the write-off of a subordinated debt security of a failed bank.
◾
The Company incurred acquisition expenses of $0.6 million ($0.01 per diluted share) and $1.0 million ($0.02 per diluted share) related to the pending merger with Salisbury Bancorp, Inc. (“Salisbury”) in the first quarter of 2023 and the fourth quarter of 2022, respectively.

CEO Comments

“NBT’s first quarter results reflect the strength of our balance sheet and our consistent and traditional banking franchise,” said NBT President and CEO John H. Watt, Jr. “During a quarter characterized by heightened market volatility, we grew loans and deposits, maintained strong asset quality, increased our capital position and continued to deliver high-quality and timely customer service,” added Watt. “We were also pleased to announce that the shareholders of Salisbury voted overwhelmingly to approve our proposed merger. The merger is expected to close late in the second quarter, subject to customary closing conditions, including receipt of required regulatory approvals,” said Watt.

First Quarter Financial Highlights

Net Income	◾ Net income of $33.7 million ◾ Diluted earnings per share of $0.78 ◾ Excluding acquisition expenses and securities losses, diluted earnings per share of $0.88
Net Interest Income / NIM
◾        Net interest income on a fully taxable equivalent (“FTE”) basis was $95.5 million[1]
◾        Net interest margin (“NIM”) on an FTE basis was 3.55%[1], down 13 basis points (“bps”) from the prior quarter
◾        Earning asset yields of 4.26%, up 24 bps from the prior quarter
◾        Total cost of funds of 0.75%, up 38 bps from the prior quarter

Noninterest Income	◾ Noninterest income was $36.4 million, excluding securities losses and was 27.7% of total revenue
Loans and Credit Quality
◾        Period end total loans of $8.26 billion at March 31, 2023, up $114.4 million, or 1.4%, from December 31, 2022
◾        Net charge-offs to average loans was 0.19%, annualized
◾        Nonperforming loans to total loans was 0.23%, down from 0.26% in the prior quarter and 0.36% in the first quarter of 2022
◾        Allowance for loan losses to total loans of 1.21%

Deposits
◾        Deposits were $9.68 billion as of March 31, 2023, up 2% from December 31, 2022
◾        Total cost of deposits was 0.47% for the first quarter of 2023, up 30 bps from the prior quarter
◾        Deposit composition is diverse and granular with over 521,000 accounts with an average per account balance of $18,554

Capital
◾        Stockholders’ equity was $1.21 billion as of March 31, 2023
◾        Tangible book value per share[2] was $21.52 at March 31, 2023, 4.2% higher than fourth quarter of 2022 and 1.3% higher than the first quarter of 2022
◾        Tangible equity to assets of 7.99%[1]
◾        CET1 ratio of 12.28%; Leverage ratio of 10.43%

Loans

◾	Period end total loans were $8.26 billion at March 31, 2023 and $8.15 billion at December 31, 2022.
◾
Period end loans increased $114.4 million from December 31, 2022. Commercial and industrial loans increased $12.3 million to $1.28 billion; commercial real estate loans increased $37.7 million to $2.85 billion; and total consumer loans increased $64.5 million to $4.14 billion.

◾	Commercial line of credit utilization rate was 22% at March 31, 2023, compared to 21% at December 31, 2022 and 23% at March 31, 2022.

Deposits

◾
Total deposits at March 31, 2023 were $9.68 billion, compared to $9.50 billion at December 31, 2022. The increase in deposits was concentrated in time and money market accounts with seasonal municipal deposit inflows during the quarter.

◾	Loan to deposit ratio was 85.4% at March 31, 2023, compared to 85.8% at December 31, 2022.

Net Interest Income and Net Interest Margin

◾
Net interest income for the first quarter of 2023 was $95.1 million, which was down $4.7 million, or 4.7%, from the fourth quarter of 2022 and up $14.7 million, or 18.3%, from the first quarter of 2022, and included two less days in the quarter compared to the fourth quarter.

◾
The NIM on an FTE basis for the first quarter of 2023 was 3.55%, down 13 bps from the fourth quarter of 2022 driven by the increase in yields on interest-bearing deposits, as well as higher balances in short-term borrowings and the rates paid on those borrowings. The NIM on an FTE basis was up 60 bps from the first quarter of 2022 due to higher earning asset yields partially offset by higher cost of interest-bearing liabilities.

◾
Earning asset yields for the three months ended March 31, 2023 were up 24 bps from the prior quarter and up 117 bps from the same quarter in the prior year. Earning assets grew $108.8 million, or 1.0%, from the fourth quarter of 2022, or 4.1% annualized. The following are highlights comparing the first quarter of 2023 to the prior quarter:

o	Loan yields increased 28 bps to 5.00%.
o	Average short-term borrowings increased $162.4 million, quarter over quarter.
◾	Total cost of deposits, including noninterest bearing deposits, was 0.47% for the first quarter of 2023, up 30 bps from the prior quarter and up 40 bps from the same period in the prior year.
◾	Total cost of funds for the three months ended March 31, 2023 was 0.75%, up 38 bps from the prior quarter and up 60 bps from the first quarter of 2022.

Asset Quality and Allowance for Loan Losses

◾
Net charge-offs to total average loans was 19 bps compared to 18 bps in the prior quarter and 14 bps in the first quarter of 2022. The increase in net charge-offs from the first quarter of 2022 was from higher charge-offs in the Company’s other consumer portfolio, which is in a run-off status.

◾	Nonperforming assets to total assets were 0.16% at March 31, 2023, compared to 0.18% at December 31, 2022 and 0.23% at March 31, 2022.
◾
Provision expense for the three months ended March 31, 2023 was $3.9 million with net charge-offs of $3.8 million. Provision expense was $3.8 million lower than the fourth quarter of 2022 and $3.3 million higher than the first quarter of 2022. The decrease in provision expense from the fourth quarter of 2022 was due to a lower level of loan growth in the first quarter, generally stable economic forecasts and portfolio mix composition and quality.

◾
The allowance for loan losses was $100.3 million, or 1.21% of total loans, at March 31, 2023, compared to 1.24% of total loans at December 31, 2022 and 1.18% of total loans at March 31, 2022. The adoption of the accounting changes for troubled debt restructurings on January 1, 2023 reduced the allowance for loan losses by $0.6 million to $100.2 million, or 1.22% of total loans. The reserve for unfunded loan commitments decreased to $4.5 million at March 31, 2023 compared to the prior quarter-end at $5.1 million and to $4.8 million at March 31, 2022.

Noninterest Income

◾
Total noninterest income, excluding securities losses, was $36.4 million for the three months ended March 31, 2023, up $2.1 million from the fourth quarter and down $6.4 million from the prior year’s first quarter.

◾
Card services income was comparable to the prior quarter and approximately $4 million lower than the first quarter of 2022 driven by the impact on debit interchange revenues from the statutory price cap provisions of the Durbin Amendment.

◾
Retirement plan administration fees were seasonally higher than the fourth quarter of 2022 and were lower than the first quarter of 2022 driven by market performance and a decrease in activity-based fees which were primarily statutory plan document restatement requirements.

◾	Wealth management fees were comparable to the prior quarter, but lower than the first quarter of 2022 driven primarily by a decline in market performance.
◾	In the first quarter of 2023, the Company recorded a $5.0 million ($0.09 per diluted share) securities loss related to the write-off of a subordinated debt security of a failed bank.

Noninterest Expense

◾
Total noninterest expense, excluding $0.6 million of acquisition expenses in the first quarter of 2023 and $1.0 million in the fourth quarter of 2022, was comparable to the previous quarter and up 9.1% from the first quarter of 2022.

◾
Salaries and benefits increased 1.9% from the prior quarter driven by seasonally higher payroll taxes, seasonally higher stock-based compensation expenses and merit pay increases. The increase from the first quarter of 2022 was driven by increased salaries and wages, including merit pay increases and higher benefit plan expenses and staff additions.

◾	Technology and data services expenses were comparable with the prior quarter and increased from the first quarter of 2022 due to continued investment in digital platform solutions.
◾	Occupancy costs increased from the prior quarter and the first quarter of 2022 driven by seasonal costs including utility expenses.
◾
Professional fees and outside services expenses were lower than the prior quarter due to seasonal expenses and timing of external services for several tactical and strategic initiatives incurred in the prior quarter and were comparable to the first quarter of 2022.

◾	FDIC assessment expense increased $0.6 million ($0.01 per diluted share) from the prior quarter and the first quarter of 2022 driven by the statutory increase in the FDIC assessment rate.
◾
Loan collection and other real estate owned were comparable to the prior quarter and higher than the first quarter of 2022 due to an offsetting gain on the sale of a property in the first quarter of 2022.

◾
Other expenses declined from the seasonally higher linked fourth quarter of 2022. The first quarter of 2023 was $2.0 million higher than the prior year first quarter due to the increase in actuarially determined amortization expense related to the Company’s retirement plans and higher travel and training expenses due to increased activity compared to the pandemic-impacted first quarter of 2022.

Income Taxes

◾	The effective tax rate was 22.2% for the first quarter of 2023, compared to 22.6% for the fourth quarter of 2022 and 22.2% for the first quarter of 2022.

Capital

◾
Capital ratios remain strong with tangible common equity to tangible assets[1] at 7.99%. Tangible book value per share[2] was $21.52 at March 31, 2023, $20.65 at December 30, 2022 and $21.25 at March 31, 2022.

◾
Stockholders’ equity increased $38.1 million from December 31, 2022 driven by net income generation of $33.7 million and a $16.1 million increase in accumulated other comprehensive income due primarily to the change in the market value of securities available for sale, partly offset by dividends declared of $12.9 million.

◾	March 31, 2023, CET1 capital ratio of 12.28%, leverage ratio of 10.43% and total risk-based capital ratio of 15.53%.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Tuesday, April 25, 2023, to review first quarter 2023 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $11.84 billion at March 31, 2023. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Profitability:
Diluted earnings per share	$0.78	$0.84	$0.90	$0.88	$0.90
Weighted average diluted common shares outstanding	43,125,986	43,144,666	43,110,932	43,092,851	43,385,451
Return on average assets[3]	1.16%	1.23%	1.33%	1.28%	1.32%
Return on average equity[3]	11.47%	12.30%	12.87%	12.73%	12.78%
Return on average tangible common equity1 3	15.31%	16.54%	17.12%	17.00%	16.87%
Net interest margin1 3	3.55%	3.68%	3.51%	3.21%	2.95%

	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Balance sheet data:
Short-term interest-bearing accounts	$68,045	$30,862	$97,303	$328,593	$913,315
Securities available for sale	1,512,008	1,527,225	1,556,501	1,619,356	1,662,697
Securities held to maturity	906,824	919,517	929,541	936,512	895,005
Net loans	8,164,328	8,049,347	7,807,984	7,684,081	7,559,826
Total assets	11,839,730	11,739,296	11,640,742	11,720,459	12,147,833
Total deposits	9,681,205	9,495,933	9,918,751	10,028,708	10,461,623
Total borrowings	703,248	787,950	277,889	265,796	278,788
Total liabilities	10,628,071	10,565,742	10,484,196	10,531,903	10,945,583
Stockholders' equity	1,211,659	1,173,554	1,156,546	1,188,556	1,202,250

Capital:
Equity to assets	10.23%	10.00%	9.94%	10.14%	9.90%
Tangible equity ratio[1]	7.99%	7.73%	7.64%	7.87%	7.70%
Book value per share	$28.24	$27.38	$27.00	$27.75	$27.96
Tangible book value per share[2]	$21.52	$20.65	$20.25	$20.99	$21.25
Leverage ratio	10.43%	10.32%	10.21%	9.77%	9.52%
Common equity tier 1 capital ratio	12.28%	12.12%	12.17%	12.14%	12.23%
Tier 1 capital ratio	13.34%	13.19%	13.27%	13.27%	13.39%
Total risk-based capital ratio	15.53%	15.38%	15.50%	15.50%	15.64%
Common stock price (end of period)	$33.71	$43.42	$37.95	$37.59	$36.13

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Asset quality:
Nonaccrual loans	$16,284	$17,233	$19,098	$23,673	$25,812
90 days past due and still accruing	2,328	3,823	2,732	2,096	1,944
Total nonperforming loans	18,612	21,056	21,830	25,769	27,756
Other real estate owned	105	105	-	-	-
Total nonperforming assets	18,717	21,161	21,830	25,769	27,756
Allowance for loan losses	100,250	100,800	96,800	93,600	90,000

Asset quality ratios:
Allowance for loan losses to total loans	1.21%	1.24%	1.22%	1.20%	1.18%
Total nonperforming loans to total loans	0.23%	0.26%	0.28%	0.33%	0.36%
Total nonperforming assets to total assets	0.16%	0.18%	0.19%	0.22%	0.23%
Allowance for loan losses to total nonperforming loans	538.63%	478.72%	443.43%	363.23%	324.25%
Past due loans to total loans[4]	0.30%	0.33%	0.30%	0.40%	0.24%
Net charge-offs to average loans[3]	0.19%	0.18%	0.07%	0.04%	0.14%

	2023	2022
Loan net charge-offs by line of business:	1st Q	4th Q	3rd Q	2nd Q	1st Q
Commercial & industrial	$(294)	$(45)	$(1,045)	$(298)	$139
Commercial real estate	42	8	324	(246)	346
Residential real estate and home equity	80	(79)	(56)	(210)	163
Indirect auto	423	445	222	163	135
Residential solar	656	596	43	153	132
Other consumer	2,904	2,752	1,796	1,228	1,681
Total loan net charge-offs	$3,811	$3,677	$1,284	$790	$2,596

	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.85%	0.82%	0.80%	0.74%	0.64%
Commercial real estate	0.93%	0.91%	0.88%	0.89%	0.79%
Residential real estate	0.73%	0.72%	0.74%	0.79%	0.88%
Auto	0.77%	0.81%	0.78%	0.79%	0.76%
Residential solar	3.04%	3.21%	3.08%	3.00%	2.97%
Other consumer	6.19%	6.27%	6.67%	6.19%	6.24%
Total	1.21%	1.24%	1.22%	1.20%	1.18%

	2023	2022
Loans by line of business:	1st Q	4th Q	3rd Q	2nd Q	1st Q
Commercial & industrial	$1,277,446	$1,265,082	$1,258,871	$1,298,072	$1,214,834
Commercial real estate	2,845,631	2,807,941	2,724,728	2,670,633	2,709,611
Paycheck protection program	845	949	3,328	17,286	50,977
Residential real estate	1,651,918	1,649,870	1,626,528	1,606,188	1,584,551
Indirect auto	1,031,315	989,587	952,757	936,516	890,643
Residential solar	920,084	856,798	728,898	599,565	514,526
Home equity	308,219	314,124	313,557	313,395	319,180
Other consumer	229,120	265,796	296,117	336,026	365,504
Total loans	$8,264,578	$8,150,147	$7,904,784	$7,777,681	$7,649,826

PPP income recognized	$9	$71	$320	$1,301	$1,976
PPP unamortized fees	$38	$45	$108	$414	$1,629

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	March 31,	December 31,
Assets	2023	2022
Cash and due from banks	$161,750	$166,488
Short-term interest-bearing accounts	68,045	30,862
Equity securities, at fair value	32,807	30,784
Securities available for sale, at fair value	1,512,008	1,527,225
Securities held to maturity (fair value $812,664 and $812,647, respectively)	906,824	919,517
Federal Reserve and Federal Home Loan Bank stock	45,342	44,713
Loans held for sale	425	562
Loans	8,264,578	8,150,147
Less allowance for loan losses	100,250	100,800
Net loans	$8,164,328	$8,049,347
Premises and equipment, net	67,868	69,047
Goodwill	281,204	281,204
Intangible assets, net	6,955	7,341
Bank owned life insurance	232,514	232,409
Other assets	359,660	379,797
Total assets	$11,839,730	$11,739,296

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,429,188	$3,617,324
Savings, NOW and money market	5,467,550	5,444,837
Time	784,467	433,772
Total deposits	$9,681,205	$9,495,933
Short-term borrowings	475,226	585,012
Long-term debt	29,790	4,815
Subordinated debt, net	97,036	96,927
Junior subordinated debt	101,196	101,196
Other liabilities	243,618	281,859
Total liabilities	$10,628,071	$10,565,742

Total stockholders' equity	$1,211,659	$1,173,554

Total liabilities and stockholders' equity	$11,839,730	$11,739,296

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income
Interest and fees on loans	$100,899	$95,620	$85,266	$78,539	$73,343
Securities available for sale	7,616	7,831	7,665	7,317	6,840
Securities held to maturity	5,035	5,050	4,854	4,185	3,493
Other	642	671	1,429	1,442	525
Total interest, fee and dividend income	$114,192	$109,172	$99,214	$91,483	$84,201
Interest expense
Deposits	$11,144	$4,092	$2,233	$1,756	$1,842
Short-term borrowings	4,919	2,510	84	13	16
Long-term debt	47	21	20	33	87
Subordinated debt	1,334	1,346	1,360	1,359	1,359
Junior subordinated debt	1,682	1,424	1,039	737	549
Total interest expense	$19,126	$9,393	$4,736	$3,898	$3,853
Net interest income	$95,066	$99,779	$94,478	$87,585	$80,348
Provision for loan losses	3,909	7,677	4,484	4,390	596
Net interest income after provision for loan losses	$91,157	$92,102	$89,994	$83,195	$79,752
Noninterest income
Service charges on deposit accounts	$3,548	$3,598	$3,581	$3,763	$3,688
Card services income	4,845	4,958	5,654	9,751	8,695
Retirement plan administration fees	11,462	10,661	11,496	12,676	13,279
Wealth management	8,087	8,017	8,402	8,252	8,640
Insurance services	3,931	3,438	3,892	3,578	3,788
Bank owned life insurance income	1,878	1,419	1,560	1,411	1,654
Net securities (losses)	(4,998)	(217)	(148)	(587)	(179
Other	2,656	2,217	2,735	2,812	3,094
Total noninterest income	$31,409	$34,091	$37,172	$41,656	$42,659
Noninterest expense
Salaries and employee benefits	$48,155	$47,235	$48,371	$46,716	$45,508
Technology and data services	9,007	9,124	9,096	8,945	8,547
Occupancy	7,220	6,521	6,481	6,487	6,793
Professional fees and outside services	4,178	4,811	3,817	3,906	4,276
Office supplies and postage	1,628	1,699	1,469	1,548	1,424
FDIC assessment	1,396	798	787	810	802
Advertising	649	879	559	730	654
Amortization of intangible assets	536	538	544	545	636
Loan collection and other real estate owned, net	855	957	549	757	384
Acquisition expenses	618	967	-	-	-
Other	5,080	5,980	5,021	5,675	3,119
Total noninterest expense	$79,322	$79,509	$76,694	$76,119	$72,143
Income before income tax expense	$43,244	$46,684	$50,472	$48,732	$50,268
Income tax expense	9,586	10,563	11,499	10,957	11,142
Net income	$33,658	$36,121	$38,973	$37,775	$39,126
Earnings Per Share
Basic	$0.78	$0.84	$0.91	$0.88	$0.91
Diluted	$0.78	$0.84	$0.90	$0.88	$0.90

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2023		Q4 - 2022		Q3 - 2022		Q2 - 2022		Q1 - 2022
Assets
Short-term interest-bearing accounts	$34,215	2.26%	$39,573	3.31%	$191,463	2.51%	$553,548	0.82%	$990,319	0.17%
Securities taxable[1]	2,442,732	1.92%	2,480,959	1.88%	2,491,315	1.83%	2,439,960	1.74%	2,284,578	1.67%
Securities tax-exempt 1 5	202,321	2.81%	208,238	2.68%	211,306	2.47%	256,799	1.83%	258,513	1.84%
FRB and FHLB stock	41,144	4.45%	32,903	4.11%	25,182	3.47%	24,983	5.03%	25,026	1.98%
Loans1 6	8,189,520	5.00%	8,039,442	4.72%	7,808,025	4.34%	7,707,730	4.09%	7,530,674	3.95%
Total interest-earning assets	$10,909,932	4.26%	$10,801,115	4.02%	$10,727,291	3.68%	$10,983,020	3.35%	$11,089,110	3.09%
Other assets	836,879		855,410		887,378		883,498		947,578
Total assets	$11,746,811		$11,656,525		$11,614,669		$11,866,518		$12,036,688
Liabilities and stockholders' equity
Money market deposit accounts	$2,081,210	1.22%	$2,169,192	0.39%	$2,332,341	0.15%	$2,577,367	0.14%	$2,720,338	0.15%
NOW deposit accounts	1,598,834	0.36%	1,604,096	0.33%	1,548,115	0.21%	1,580,132	0.07%	1,583,091	0.05%
Savings deposits	1,781,465	0.03%	1,823,056	0.03%	1,854,122	0.03%	1,845,128	0.03%	1,794,549	0.03%
Time deposits	639,645	2.10%	432,110	0.41%	455,168	0.35%	478,531	0.37%	494,632	0.40%
Total interest-bearing deposits	$6,101,154	0.74%	$6,028,454	0.27%	$6,189,746	0.14%	$6,481,158	0.11%	$6,592,610	0.11%
Federal funds purchased	44,334	4.92%	56,576	4.03%	1,522	3.39%	-	-	-	-
Repurchase agreements	71,340	0.08%	76,334	0.11%	69,048	0.10%	60,061	0.09%	72,768	0.09%
Short-term borrowings	357,200	4.96%	177,533	4.28%	6,440	3.33%	-	-	-	-
Long-term debt	7,299	2.61%	3,817	2.18%	3,331	2.38%	5,336	2.48%	13,979	2.52%
Subordinated debt, net	96,966	5.58%	97,839	5.46%	98,748	5.46%	98,642	5.53%	98,531	5.59%
Junior subordinated debt	101,196	6.74%	101,196	5.58%	101,196	4.07%	101,196	2.92%	101,196	2.20%
Total interest-bearing liabilities	$6,779,489	1.14%	$6,541,749	0.57%	$6,470,031	0.29%	$6,746,393	0.23%	$6,879,084	0.23%
Demand deposits	3,502,489		3,658,965		3,708,131		3,711,049		3,710,124
Other liabilities	274,517		290,895		234,851		218,491		206,292
Stockholders' equity	1,190,316		1,164,916		1,201,656		1,190,585		1,241,188
Total liabilities and stockholders' equity	$11,746,811		$11,656,525		$11,614,669		$11,866,518		$12,036,688
Interest rate spread		3.12%		3.45%		3.39%		3.12%		2.86%
Net interest margin (FTE)[1]		3.55%		3.68%		3.51%		3.21%		2.95%

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

FTE adjustment	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net interest income	$95,066	$99,779	$94,478	$87,585	$80,348
Add: FTE adjustment	395	392	337	290	285
Net interest income (FTE)	$95,461	$100,171	$94,815	$87,875	$80,633
Average earning assets	$10,909,932	$10,801,115	$10,727,291	$10,983,020	$11,089,110
Net interest margin (FTE)[3]	3.55%	3.68%	3.51%	3.21%	2.95%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

Tangible equity to tangible assets	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Total equity	$1,211,659	$1,173,554	$1,156,546	$1,188,556	$1,202,250
Intangible assets	288,159	288,545	289,083	289,259	288,832
Total assets	$11,839,730	$11,739,296	$11,640,742	$11,720,459	$12,147,833
Tangible equity to tangible assets	7.99%	7.73%	7.64%	7.87%	7.70%

Return on average tangible common equity	2023	2022
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net income	$33,658	$36,121	$38,973	$37,775	$39,126
Amortization of intangible assets (net of tax)	402	404	408	409	477
Net income, excluding intangibles amortization	$34,060	$36,525	$39,381	$38,184	$39,603

Average stockholders' equity	$1,190,316	$1,164,916	$1,201,656	$1,190,585	$1,241,188
Less: average goodwill and other intangibles	288,354	288,856	289,296	289,584	289,218
Average tangible common equity	$901,962	$876,060	$912,360	$901,001	$951,970
Return on average tangible common equity[3]	15.31%	16.54%	17.12%	17.00%	16.87%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.